Exhibit 8(b)

                                                             [Logo] State Street

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986


I.    Administration

      Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

      The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                              Custody, Portfolio
      Fund Net Assets                         and Fund Accounting
      ---------------                         -------------------
      First $20 Million                           1/ 10 of 1%
      Next $80 Million                            1/ 25 of 1%
      Excess                                      1/100 of 1%

      Minimum Monthly Charges               As stated  in attachment "A" and
                                            $2,000 for all new funds

II.   Portfolio Trades - For each line item processed

      State Street Bank Repos                                    $ 7.00

      DTC or Fed Book Entry                                      $12.00

      New York Physical Settlements                              $25.00

      All other trades                                           $16.00

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                                                             [Logo] State Street

X.    Automated Pricing

      Monthly Base Fee                                          $175.00*

      Monthly Quote Charge -

      -  Municipal Bonds via Muller Data                        $ 21.00

      -  Municipal Bonds via Kenny Information
         Systems                                                $ 16.00

      -  Government, Corporate and Convertible
         Bonds via Merrill Lynch                                $ 11.00

      -  Corporate and Government Bonds via
         Muller Data                                            $ 11.00

      -  Options, Futures and Private Placements                $  6.00

      -  Foreign Equities and Bonds via Extel Ltd.              $  6.00

      -  Listed Equities, OTC Equities, and Bonds               $  6.00

      -  Corporate, Municipal, Convertible and
         Government Bonds, Adjustable Rate
         Preferred Stocks via IDSI                              $  6.00

      For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

XI.   Special Services

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

*     Does not apply to Variable Life Series


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                                                             [Logo] State Street

III.  Options

      Option charge for each option written or
      closing contract, per issue, per broker                   $ 25.00

      Option expiration charge, per issue, per broker           $ 15.00

      Option exercised charge, per issue, per broker            $ 15.00

IV.   Interest Pate Futures

      Transactions -- no security movement                      $  8.00

V.    Coupon Bonds

      Monitoring for calls and processing coupons --
      for each coupon issue held -- monthly charge              $  5.00

VI.   Ho1dings Charge

      For each issue maintained -- monthly charge               $  5.00

VII.  Principal Reduction Payments

      Per paydown                                               $  3.00

VIII. Dividend Charges (For items held at the Request
      of Traders over record date in street form)               $ 50.00

IX.   Earnings Credit

      A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

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                                                             [Logo] State Street

XII.  Out-of-Pocket Expenses

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

          Telephone
          Wire Charges ($4.70 per wire in and $4.55 out)
          Postage and Insurance
          Courier Service
          Duplicating
          Legal Fees
          Supplies Related to Fund Records
          Push Transfer -- $8.00 Each
          Transfer Fees
          Sub-custodian Charges
          Price Waterhouse Audit Letter
          Federal Reserve Fee for Return Check items over $2,500 - $4.25
          GNMA Transfer - $15 each

XIII. Payment

      The above fees will be charged against the fund's custodian checking account five (S) days after the invoice is mailed to the fund's offices.



SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST CO.



BY /s/ [Illegible]                     BY /s/ [Illegible]
   -----------------------------          --------------------------------
Title  President                          Title  Vice President
       -------------------------                 ---------------------------
Date   October 7, 1986                    Date   October 7, 1986
       -------------------------                 ---------------------------

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                                                             [Logo] State Street

                                 ATTACHMENT "A"

Fund No.      Fund Name                                Monthly Minimum
--------      ---------                                ---------------

  7201     Scudder Income                                  $ 1,000

  7202     Scudder Growth & Income                           1,000

  7203     Scudder Capital Growth                            1,000

  7217     Scudder Government Mortgage Securities            2,000

  7208     Scudder Cash Investment Trust                     1,500

  7209     Scudder Managed Muni Bond                         1,500

  7211     Scudder Government Money                          1,500

  7290     Scudder California Tax Free                       1,500

  7291     Scudder New York Tax Free                         1,500

  7241     Scudder Global                                    2,500

  7232     Scudder Target General 1986                       1,000

  7233     Scudder Target General 1987                       1,000

  7234     Scudder Target General 1990                       1,000

  7240     Scudder Target General 1994                       1,000

  7237     Scudder Target Government 1986                    1,000

  7238     Scudder Target Government 1987                    1,000

  7239     Scudder Target Government 1990                    1,000

  7260     Scudder Tax Free Target 1987                      1,000

  7261     Scudder Tax Free Target 1990                      1,000

  7262     Scudder Tax Free Target 1993                      1,000

  7251     Scudder Tax Free Target 1996                      1,000

  7264     Scudder U.S. Government Zero Coupon 1990          1,000

  7265     Scudder U.S. Government Zero Coupon 1995          1,000

  7266     Scudder U.S. Government Zero Coupon 2000          1,000

  7267     Scudder U.S. Government Zero Coupon 2005          1,000

  7268     Scudder U.S. Government Zero Coupon 2010          1,000

  7213     Scudder Variable Life Money Market                1,000

  7214     Scudder Variable Life Equity                      1,000

  7215     Scudder Variable Life Diversified                 1,000

  7216     Scudder Variable Life Bond                        1,000

  7210     Scudder Tax Free Money Fund                       1,500

  7253     Scudder Variable Life Zero Coupon 1990            1,000

  7254     Scudder Variable Life Zero Coupon 1995            1,000

  7255     Scudder Variable Life Zero Coupon 2000            1,000

  7256     Scudder Variable Life Zero Coupon 2005            1,000

  7257     Scudder Variable Life Zero Coupon 2010            1,000

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                                 ATTACHMENT "B"

                            to Custodian Fee Schedule
                              Dated October 1, 1986

Fund No.      Fund Name                                Monthly Minimum
--------      ---------                                ---------------

  7295     Scudder Equity Income                           $ 1,000
  7292     Scudder High Yield Tax Free                       1,500
  7225     Scudder California Tax Free Money                 1,500
  7224     Scudder New York Tax Free Money                   1,500
  7206     Scudder Variable Life International               1,500
  7223     Scudder Mass Tax Free                             1,500
  7226     Scudder Ohio Tax Free                             1,500
  7227     Scudder Penn Tax Free                             1,500



SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST Co.


By /s/ [Illegible]                     By /s/ [Illegible]
   -----------------------------         --------------------------------
Title  President                       Title  Vice President
       -------------------------              ---------------------------
Date   June 26, 1987                   Date   4/8/88
       -------------------------              ---------------------------